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HANCOCK FABRICS, INC.                                                 EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE (unaudited)

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(dollars in thousands, except for
  per share amounts)                                          Thirteen Weeks Ended        Thirty-nine Weeks Ended
                                                            -------------------------    --------------------------
                                                            October 29,   October 30,    October 29,    October 30,
                                                               1995          1994          1995            1994
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
Primary earnings per share

  Net earnings                                              $     3,352   $     3,913    $     5,493    $     5,805
                                                            =======================================================

  Weighted average number of common shares
   outstanding during period                                 21,589,987    21,529,772     21,497,718     21,451,376


  Additional shares attributable to common
   stock equivalents                                            321,900        62,824        211,011         76,655

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                           (449,738)     (400,073)      (458,606)      (396,005)
                                                            -------------------------------------------------------

                                                             21,462,149    21,192,523     21,250,123     21,132,026
                                                            =======================================================

  Earnings per share                                        $      0.16   $      0.18    $      0.26    $      0.27
                                                            =======================================================


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Fully diluted earnings per share

  Net earnings                                              $     3,352   $     3,913    $     5,493    $     5,805
                                                            =======================================================

  Weighted average number of common shares
   outstanding during period                                 21,589,987    21,529,772     21,497,718     21,451,376


  Additional shares attributable to common
   stock equivalents                                            321,875        72,275        217,832         76,404

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                           (449,738)     (400,073)      (458,606)      (396,005)
                                                            -------------------------------------------------------

                                                             21,462,124    21,201,974     21,256,944     21,131,775
                                                            =======================================================

  Earnings per share                                        $      0.16   $      0.18    $      0.26    $      0.27
                                                            =======================================================
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